EXHIBIT 99.2

SOUND FINANCIAL, INC. Stock Ownership Guide and Stock Order Form Instructions

Stock Order Form Instructions - All subscription orders are subject to the provisions of the stock offering.

Item 1 and 2 - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum purchase is 25 shares. Generally, the maximum purchase for any person is 20,000 shares (20,000 shares x $10.00 per share = $250,000). No person, together with associates, as defined in the prospectus, and persons acting in concert may purchase more than 25,000 shares (25,000 shares x $10.00 per share = $250,000) of the common stock offered in the stock offering. For additional information, see "THE REORGANIZATION AND STOCK OFFERING- Limitations on purchases of shares" in the prospectus.

Item 3 - Payment for shares may be made in cash (only if delivered by you in person, although we request you to exchange the cash for a check with any of the tellers at a Sound branch) or by check, bank draft or money order payable to Sound Financial, Inc. DO NOT MAIL CASH. Your funds will earn interest at the bank's statement savings annual percentage yield until the stock offering is completed.

To pay by withdrawal from a savings account or certificate at Sound Community Bank ("Sound") insert the depositor number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required for a withdrawal, all signatories must sign in the signature box on the front of the Stock Order form. To withdraw from an account with checking privileges, please write a check. Sound will waive any applicable penalties for early withdrawal from certificate accounts (CDs). A hold will be placed on the account(s) for the amount(s) you indicate to be withdrawn. Payments will remain in account(s) until the Stock Offering closes and earn their respective rate of interest.

Item 4 - Please check the appropriate box to tell us the earliest of the three dates that applies to you.

Item 5 - Please check one of these boxes if you are a director, officer or employee of Sound, or a member of such person's household.

Item 6 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Sound Financial, Inc. common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor or contact the Stock Information Center at (___) ____-____. Subscription rights are not transferable. If you are an eligible or supplemental eligible account holder or other depositor, to protect your priority over other purchasers as described in the prospectus, you must take ownership in at least one of the account holder's names.

Item 7 - You should list any qualifying accounts that you may have or had with Sound in the box located under the heading "Qualifying Accounts". For example, if you are ordering stock in just your name, you should list all of your account numbers as of the earliest of the three dates that you were a depositor. Similarly, if you are ordering stock jointly with another depositor, you should list all account numbers under which either of you are owners, i.e. individual accounts, joint accounts, etc. If you are ordering stock in your minor child's or grandchild's name under the Uniform Transfers to Minors Act, the minor must have had an account number on one of the three dates and you should list only their account number(s). If you are ordering stock corporately, you need to list just that corporation's account number, as your individual account number(s) do not qualify. Failure to list all of your qualifying depositor numbers may result in the loss of part or all of your subscription rights.

NOTE: The order form is to be received (not postmarked) at 2005 Fifth Avenue, Suite 200, Seattle, Washington or at Sound's other branch office by the end of the subscription offering on _____ at 12:00 Noon, Pacific Time.

(See Reverse Side for Stock Ownership Guide)

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SOUND FINANCIAL, INC. Stock Ownership Guide and Stock Order Form Instructions

Stock Ownership Guide

Individual - The stock is to be registered in an individual's name only. You may not list beneficiaries for this ownership.

Joint Tenants - Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants in Common - Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Uniform Transfers To Minors Act - For residents of Washington and many states, stock may be held in the name of a custodian for the benefit of a minor under the Uniform Transfers to Minors Act. For residents in other states, stock may be held in a similar type of ownership under the Uniform Gifts to MinorsAct of the individual state. For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

Instructions: On the first name line, print the first name, middle initial and last name of the custodian, with the abbreviation "CUST" after the name. Print the first name, middle initial and last name of the minor on the second name line followed by the notation UTMA-WA or UGMA-Other State. List only the minor's social security number.

Corporation/Partnership - Corporations/Partnerships may purchase stock. Please provide the Corporation/Partnership's legal name and Tax I.D. To have depositor rights, the Corporation/Partnership must have an account in the legal name. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

Individual Retirement Account - Individual Retirement Account ("IRA") holders may potentially make stock purchases from their existing IRA if it is a self-directed IRA or through a prearranged "trustee-to-trustee" transfer if their IRA is currently at Sound Community Bank. The stock cannot be held in your Sound Community Bank account. Please contact your broker or self-directed IRA account provider as quickly as possible to explore this option, as it may take a number of days to complete a trustee-to-trustee transfer.

Registration for IRA's:	On Name Line 1 - list the name of the broker or trust department followed by CUST or TRUSTEE.
On Name Line 2 - FBO (for benefit of) YOUR NAME [IRA a/c #______].
Address will be that of the broker / trust department to where the stock certificate will be sent.
The Social Security/Tax I.D. number(s) will be either yours or your trustee's, as the trustee directs.
Please list your phone numbers.

Fiduciary/Trust - Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title, such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated," fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

(See Reverse Side for Stock Order Form Instructions)
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Sound Community Bank
      REVOCABLE PROXY

Any member giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of [_____], MHC either a written revocation of the proxy, or a duly executed proxy bearing a later date, or by voting in person at the Special Meeting.

The undersigned hereby acknowledges receipt of a Notice of special Meeting of Members to be held on the __th day of ______, 2007 and a Proxy Statement for the Special Meeting prior to the signing of this proxy.
Signature:	Date:

Signature:	Date:

IMPORTANT: Please detach, sign and return all proxies from all packets received in the enclosed postage paid envelope
FAILURE TO VOTE IS EFFECTIVELY THE SAME AS A "NO" VOTE

STOCK ORDER FORM

SEND OVERNIGHT PACKAGES TO: Sound Financial, Inc. Attn: Stock Information Center 2005 Fifth Avenue, Suite 200 Seattle, WA 98121 (___) __________

Deadline: The Subscription Offering ends at 12:00 Noon, Pacific Time, on __________. Your original Stock Order and Certification Form, properly executed and with the correct payment, must be received (not postmarked) at the address on the top of this form or at any of our branches by the deadline, or it will be considered void. Faxes or copies of this form will not be accepted. Sound Financial, Inc. reserves the right to accept or reject improper order forms.
(1) Number of Shares _______________	x $10.00 =	(2) Total Amount Due _______________	The minimum purchase is 25 shares ($250). Generally, no person may purchase more than 20,000 shares ($200,000), and no person together with his or her associates or group of persons acting in concert may purchase more than 25,000 shares ($250,000).

(3) Method of Payment		(4) Purchaser Information (check one)
Enclosed is a check, bank draft or money order payable to Sound Financial, Inc. for $____________________________	a.	Eligible Account Holder - Check here if you were a depositor with at least $50 on deposit with Sound Community Bank as of ____________. Enter information in
Section 7 for all deposit accounts that you had at Sound Community
Bank on _____________.

I authorize Sound Community Bank to make withdrawals, without penalty, from my CD or savings accounts shown below, and understand that the amounts will not otherwise be available for withdrawal.	b.	Supplemental Eligible Account Holder - Check here if you were a depositor with at least $50 on deposit with Sound Community Bank as of __________
but not an Eligible Account Holder. Enter information in Section 7 for all deposit accounts that you had at Sound Community Bank on ____________________.

Account Numbers	Amounts
	$	c.	Other Members - Check here if you were a depositor of Sound Community Bank as of ____________, who were not able to subscribe for shares
	$		under the Eligible or Supplemental Account Holders Categories or borrowers as of __________ whose loans continue to be outstanding on ______________.
	$	d.	Local Community - As defined in the prospectus.
	$	e.	General Public.

(5) Check of you (or a household family member) are a: Director Officer Employee of Sound Community Bank or Sound Financial, Inc.

(6) Stock Registration - Please Print Legibly and Fill Out Completely (Note: The stock certificate and all correspondence related to this stock order will be mailed to the address provided below.)
Individual	Individual Retirement Account (IRA)	Corporation
Joint Tenants	Uniform Transfer to Minors Act	Partnership
Tenants in Common	Uniform Gift to Minors Act	Trust - Under Agreement Dated _____________
Name	SS# or Tax ID
Name	SS#
Address	Daytime Telephone #
City State Zip Code County	Evening Telephone #

(7) Qualifying Accounts  You should list any accounts that you may have or had with Sound Community Bank in the box below. SEE THE STOCK ORDER FORM INSTRUCTIONS SHEET FOR FURTHER INFORMATION. All subscription orders are subject to the provisions of the stock offering.
Qualifying Accounts

Names on Accounts	Account Number

Please Note: Failure to list all of your accounts may result in the loss of part or all of your subscription rights.

Acknowledgment: By signing below, I acknowledge receipt of the prospectus dated _______ and understand I may not change or revoke my order once it is received by Sound Financial, Inc. I also certify that this stock order is for my account and there is no agreement or understanding regarding any further sale or transfer of these shares. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of conversion subscription rights, or the underlying securities, to the account of another. Under penalty of perjury, I certify that I am purchasing shares solely for my account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my rights to subscribe for shares. Sound Financial, Inc. will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that (1) the social security number or taxpayer identification number given above is correct, and (2) I am not subject to backup withholding. You must cross out this item (2) in this acknowledgment if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. By signing below, I also acknowledge that I have not waived my rights under the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended. The Subscription rights are non-transferable and are void at the end of the subscription period. Signature: THIS FORM MUST BE SIGNED AND DATED BELOW AND ON THE BACK OF THIS FORM. This order is not valid if the Stock Order and Certification Form are not both signed and properly completed. Your order will be filled in accordance with the provisions of the Plan of Reorganization and Stock Issuance as described in the prospectus. An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds.

Signature Date	Signature Date

Office Use Only: Date Rec'd ____/_____ Check# ________ $__________ Check# ________ $___________ Batch# ______ Order #______ Category ____
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[________], MHC	REVOCABLE PROXY
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF [__________], MHC FOR USE AT A SPECIAL MEETING OF MEMBERS TO BE HELD ON _______________, 2007, AND ANY ADJOURNMENTS OF THAT MEETING FOR THE PURPOSES SET FORTH IN THE FOREGOING NOTICE OF SPECIAL MEETING, YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU TO VOTE FOR THE APPROVAL OF THE AMENDED PLAN OF CONVERSION AND REORGANIZATION.

The undersigned, being a member of [_________], MHC, hereby authorizes the Board of Directors of [_________], MHC or any successors in their respective positions, as proxy, with full powers of substitution, to represent the undersigned at the Special Meeting of Members of [_________], MHC to be held at _________________________ on _____________ 2007 at _______, Pacific time, and at any adjournment of said meeting, to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as set forth below.

1.	The approval of an amended plan of conversion and reorganization providing for the conversion of Sound Financial, Inc. and Sound Community Bank from the mutual holding company structure to the stock holding company form including the formation of a new holding company, [________] and the sale of shares of the common stock to eligible depositors, borrowers and other members of the public.

FOR AGAINST
2.	The contribution to the [________________] Foundation of stock equal to [____]% of the gross proceeds of the sale by Sound Financial, Inc. of its shares of Common stock to the public.
FOR AGAINST
3.	Any other matters that may lawfully come before the special meeting.
FOR AGAINST

This proxy, if properly executed, will be voted in accodance with your instructions. If no instructions are given, this proxy will be voted "FOR" adoption of the amended plan of conversion and reorganization, "FOR" the contribution to the [_________] Foundation, and if necessary, "FOR" adjournment of the Special Meeting. Please date and sign this proxy on the reverse side and return it in the enclosed envelope.

NASD Affiliation - If you have an NASD affiliation, you must report this subscription in writing to your applicable compliance officer within one day of the payment therefor. You are considered a member of the National Association of Securities Dealers, Inc. ("NASD") if you are a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest.

CERTIFICATION FORM

I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, AND IS NOT GUARANTEED BY SOUND COMMUNITY BANK, SOUND FINANCIAL, INC., _______ MHC, OR BY THE FEDERAL GOVERNMENT. IF ANYONE ASSERTS THAT THIS SECURITY IS FEDERALLY INSURED OR GUARANTEED, OR IS AS SAFE AS AN INSURED DEPOSIT, I SHOULD CALL THE OFFICE OF THRIFT SUPERVISION WESTERN REEGIONAL DIRECTOR, __________, AT _________________.

I further certify that, before purchasing the common stock of Sound Financial, Inc., I received a copy of the Prospectus dated _______________________, which discloses the nature of the common stock being offered and describes the following risks involved in an investment in the common stock under the heading "Risk Factors" beginning on page 14 of the prospectus:

Risks Related to Our Business
  Our core earnings have been below levels needed to maintain and increase capital to support additional growth. Our strategy for improving profitability relies on increasing our net interest income through asset growth, particularly in higher yielding commercial and consumer loans. This strategy may not be successful.

  Our operating expenses are high as a percentage of our net interest income, making it more difficult to maintain profitability.

  Our loan portfolio possesses increased risk due to our increasing percentage of commercial real estate and commercial business loans.

  If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings could decrease.

  Rising interest rates have hurt our profits by increasing our cost of funds.

  We operate in a highly regulated environment, and we may be adversely affected by negative examination results and changes in laws and regulations.

  Strong competition within our market area may limit our growth and profitability.

  Our business is geographically concentrated in the Seattle, Washington area and a downturn in conditions in that market area could reduce our profits.

Risks Related to this Offering

  After this offering, our compensation expenses will increase. Our return on equity also will be low compared to other companies. These factors could negatively impact the price of our stock.

  The cost of additional finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements will increase our expenses.

  Your subscription funds could be held for an extended time period and will be unavailable to you for other investments if completion of the offering is delayed.

  We have broad discretion in using the proceeds of the offering. Our failure to effectively use these proceeds could reduce our profits.

  Sound Community MHC will own more than half of the stock of Sound Financial. This means that Sound Community MHC will have enough votes to control what happens on most matters submitted to a vote of shareholders.

  The amount of stock controlled by Sound Community MHC, and provisions in our charter and bylaws limiting the rights of shareholders, will deter potential takeovers and may reduce the trading price of our stock.

  The implementation of an equity incentive plan may dilute your ownership interest.

  Our stock price may decline when trading commences.

  There may be a limited trading market in our common stock, which would hinder your ability to sell our common stock and may lower the market price of the stock.

  OTS policy on remutualization transactions could prohibit an acquisition of Sound Financial which may lower our stock price.

Risks Related to the Formation of Our Charitable Foundation

  The contribution to Sound Community Foundation will decrease our profits for fiscal year 2008 and dilute your ownership interest.

  Our contribution to Sound Community Foundation may not be tax deductible, which could hurt our profits.

Signature Date	Signature Date

(Note: If shares are to be held jointly, both parties must sign)

EXECUTION OF THIS CERTIFICATION FORM WILL NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT A PURCHASER MAY HAVE UNDER THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934, BOTH AS AMENDED. THESE SECURITIES BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.